                                                                    EXHIBIT 10.3

             PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO
             A REQUEST FOR CONFIDENTIAL TREATMENT AND WILL BE FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
               COMMISSION. SUCH PORTIONS ARE DESIGNATED "[***]".

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                          c/o Prudential Capital Group
                         Two Ravinia Drive, Suite 1400
                             Atlanta, Georgia 30346

                                                           August 4, 1999

Crown Crafts, Inc.
1600 Riveredge Parkway
Suite 200
Atlanta, GA 30328
Attention:        Mr. David S. Fraser,
                  Vice President and Chief Financial Officer

Ladies and Gentlemen:

         Reference is made to that certain Note Agreement dated as of October 12, 1995 between Crown Crafts, Inc. (the "Company") and The Prudential Insurance Company of America ("Prudential"), as heretofore amended (the "Note Agreement"). Terms not otherwise defined herein have the meanings given such terms in the Note Agreement.

         At the Company's request, and subject to its written acceptance hereof, Prudential, as holder of all the Notes hereby agrees with the Company to amend the Note Agreement as follows:

         1. Paragraph 4C of the Note Agreement is hereby amended to read in its entirety as follows: 4C. Optional Prepayments.

                  4C (1). Prepayments of Series A Notes. The Series A Notes shall be subject to prepayment in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $ 1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Series A Note calculated as if the interest rate of such Series A Notes were 7.27% per annum, notwithstanding anything in paragraph 10A to the contrary.

                  4C(2). Prepayments of Series B Notes. The Series B Notes shall be subject to prepayment in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $ 1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and Yield Maintenance Amount, if any, with respect to each such Series B Note calculated as if the interest rate of such Series B Notes were 6.56%, notwithstanding anything in paragraph 10A to the contrary.

         2. Prudential hereby waives until August 23, 1999 the Company's compliance with a) paragraphs 5A(l)(i) and (ii) with respect to the timely delivery of its annual financial statements for the fiscal year ended March 28, 1999 and its quarterly financial statements for the quarter ended June 27, 1999 and b) paragraph 5A(2) for its failure to deliver the Officer's Certificate required to be delivered with the financial statements specified in the preceding clause (a). Prudential also hereby agrees to waive the Company's compliance with paragraph 5A(4) with respect to the subject matter of this letter agreement.

         3. Paragraph 4D of the Note Agreement is hereby amended and restated to read in its entirety as follows:

         4D. Notice of Optional Prepayment. The Company shall give the holder of each Note to be prepaid pursuant to either paragraph 4C(l) or 4C(2) irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date. the aggregate principal amount of the Notes of such Series to be prepaid on such date, the principal amount of the Notes of such Series held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and, in the case of the Series A Notes, together with the Yield Maintenance Amount, if any, calculated as if the interest rate on such Series A Notes were 7.27% per annum and, in the case of the Series B Notes, together with the Yield-Maintenance Amount, if any, calculated as if the interest rate on such Series B Notes were 6.56% per annum shall become due and payable on such prepayment date (in each case, notwithstanding anything in paragraph 10A to the contrary). The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto or the applicable Confirmation of Acceptance or by notice in writing to the Company.

         4. The last sentence of paragraph 4E of the Note Agreement is hereby amended to read in its entirety as follows:

         "The Company shall prepay all of the Notes on the Control Change Prepayment Date of any holder which has timely accepted (or which has been deemed to have accepted) the offer of prepayment at a price equal to 100% of the principal amount of the Notes to be prepaid, plus accrued interest thereon to the Control Change Prepayment date plus the Yield-Maintenance Amount, if any, with respect to each Note to be prepaid, calculated as if the interest rate were in the case of the Series A Notes, 7.27%, and were in the case of the Series B Notes, 6.56%, notwithstanding anything in paragraph 10A to the contrary."

         5. Prudential hereby consents to the Lien upon the properties and assets of the Company that the Company proposes to grant to Prudential Bank of America N.A. ("B of A") and Wachovia Bank NA ("Wachovia") on a pro rata basis.

         6. Paragraph 6A(iv) of the Note Agreement is hereby amended to read in its entirety as follows:

         (iv) Consolidated EBIT to be less than the following percentages of Fixed Charges as of the date shown:

                           Date                               Percentage
                           ----                               ----------
                           6/30/99                            75%
                           9/30/99                            80%
                           12/31/99                           100%
                           3/31/00                            100%
                           6130/00                            125%
                           9/30/00 and thereafter             175%

         For purposes of calculating compliance with this paragraph 6A(iv) only, the Company may consider Consolidated Net Income in the fourth quarter of fiscal year 1999 to be $0.

         In addition, Prudential hereby agrees to waive the Company's compliance with the provisions of paragraph 6A(iv) of the Note Agreement for the period March 29, 1999 through and including the date of this letter.

         7.    [***].

         8.    [***].

         9. Paragraph 6B(5) of the Note Agreement is hereby amended to read in its entirety as follows:

         6B(5) Sale or Discount of Receivables. Sell with recourse. or discount or otherwise sell for less than face value thereof, notes or accounts receivable ("Receivables"), except that:

               (i) notwithstanding the foregoing, the Company and any Subsidiary may sell with recourse or discount or otherwise sell for less than the face value thereof,
                        (x) any Receivable that is more than 90 days past due or (y) any

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                        other Receivable so long as the Company or such
                        Subsidiary receives payment in respect thereof upon maturity of such Receivable rather than at any time prior to maturity; and

               (ii) notwithstanding subsection (i) above the Company or any Subsidiary may sell with recourse, or discount or otherwise sell for less than the face value thereof, any Receivable and receive payment in respect thereof prior to the maturity of such Receivable in an aggregate amount not to exceed (x) $30,000,000 during the period commencing on July 1, 1999 and ending on (and including) December 31, 1999 and (y) $1,000,000 from and after January 1, 2000.

         10. Paragraph 6B(l) of the Note Agreement is hereby amended by adding a new subparagraph (vi) thereto, to read in its entirety as follows:

         "(vi) Liens on Receivables securing factoring arrangements of the type permitted by paragraph 6B(5)."

         11. Paragraph 7A(iii) of the Note Agreement is hereby amended to read in its entirely as follows:

         (iii) the Company or any Subsidiary (x) defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under conditional sale or other title retention agreement or any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or (y) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event or default thereunder or under any such agreement shall occur) and the effect of such default, event or failure is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due, redeemed, purchased or defeased prior to any stated maturity, or (z) fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event or default thereunder or under any such agreement shall occur) and the effect of such default, event or failure is to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due, redeemed, purchased or defeased prior to any stated maturity;

         12.   [***]
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         13.   The Company and Prudential hereby agree that the interest rate of the Series A Notes and the Series B Notes shall be increased by 350 basis points each effective from April 7, 1999 and the Company agrees to execute replacement Notes for such Series A Notes and Series B Notes reflecting the change in interest rate.

         The provisions of this letter shall become effective upon satisfaction of the following conditions:

         1. Prudential shall have received evidence reasonably acceptable to it that B of A and Wachovia each shall have agreed to extend their revolving credit facilities with the Company to a final maturity date no sooner than March 30, 2000; and

         2. The Company shall have paid to Prudential an amendment fee of $100,000.

         Except to the extent amended by the provisions hereof, ail of the terms, conditions and obligations of the Note Agreement shall remain in full force and effect.

         If you are in agreement with the foregoing, please sign this letter in the space provided below, whereupon it will become a binding agreement between Prudential and the Company.


                                   Very truly yours,

                                   THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA

                                   BY:      /s/ Yvonne M. Guajardo
                                      -----------------------------------------
                                            Name: Yvonne M. Guajardo
                                            Title:  Vice President

Agreed to and accepted
as of August 4, 1999

CROWN CRAFTS, INC.

By:      /s/ David S. Fraser
   -------------------------
     Name:  David S. Fraser
     Title:  Vice President, Chief Financial Officer

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         [***]